Exhibit 10.8

MASTER LEASE AGREEMENT

(the “Master Lease”)

Dated as of April 22, 2014	Master Lease No. 617

LESSOR:

Eastward Fund Management, LLC

432 Cherry Street

West Newton, MA  02465

CO-LESSEE:

CareKinesis, Inc.

110 Marter Avenue, Suite 309

Moorestown, NJ  08057

Attention: Brian M. Adams	Phone No.: (866) 648-2767

State of Organization:  Delaware

State of Organization Identification No. (state if none):  4674249

J. A. Robertson, Inc.

2166 Hayes Street, Suite 100

San Francisco, CA  94117

Attention: Brian M. Adams	Phone No.: (866) 648-2767

State of Organization:  California

State of Organization Identification No. (state if none):  C1087925

Capstone Performance Systems, LLC

6255 San Bonita Avenue

St. Louis, MO  63105

Attention: Brian M. Adams	Phone No.: (866) 648-2767

State of Organization:  Delaware

State of Organization Identification No. (state if none):  5514716

Each of the above Co-Lessees, jointly and severally (individually, a “Co-Lessee” and collectively, the “Lessee”).

NOW, THEREFORE, in consideration of the mutual covenants hereinafter expressed and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.            DEFINITIONS AND RULES OF CONSTRUCTION.  Unless the context shall otherwise require, capitalized terms used herein, but not otherwise defined herein, shall have the respective meanings specified in Section 22 hereof.

2.             LEASE.

(a)       Lessor agrees to lease to Lessee, and Lessee agrees to lease from Lessor, under this Master Lease and any applicable Rental Schedule, Equipment with an aggregate Total Equipment Cost of up to Three Million Dollars ($3,000,000) (the “Facility Amount”) on or prior to April 30, 2014 (the “Facility Expiration Date”).  Lessor shall fund the entire Facility Amount on the date of this Master Lease.  The lease of Equipment shall be subject to the terms and conditions contained in this Master Lease and in any Rental Schedule thereto, under which Lessee agrees to lease from Lessor the Equipment described therein.  Lessor and Lessee agree that the Facility Amount may be used to purchase Collateral, including the purchase of the assets of Capstone Performance Systems, LLC, a Colorado limited liability company, and/or for Lessee’s general corporate purposes.

(b)       This Master Lease is a master lease which sets forth the terms and conditions that govern the lease by Lessor to Lessee of items of Equipment specified on Rental Schedules executed and delivered by Lessor and Lessee from time to time, the form of which is attached hereto as Exhibit 1.  Each Rental Schedule constitutes a separate and independent lease that incorporates by reference this Master Lease and specifies the Term, the amount of Interim Term Rent and Basic Rent, the payment dates on which such Interim Term Rent and Basic Rent are due, and such other information and provisions as Lessor and Lessee may agree.  In the event of a conflict between the provisions of a Rental Schedule and any of the provisions of this Master Lease, the provisions of the Rental Schedule shall govern, but only with respect to the leasing of the items of Equipment listed on such Rental Schedule. References to “the Lease” or “this Lease” shall mean one or more applicable Rental Schedules, as the case may be, incorporating by reference this Master Lease.  The original executed counterpart of a Rental Schedule shall be “chattel paper” for purposes of the Uniform Commercial Code.

3.             TERM AND RENT; OBLIGATIONS UNCONDITIONAL.

(a)       The Equipment is leased for the Term, unless and until the Term of this Lease shall sooner terminate pursuant to the terms hereof.  The Term shall commence on the date of acceptance of such Equipment as set forth on the applicable Rental Schedule and shall expire at midnight on the date set forth on the applicable Rental Schedule as the “Primary Term Expiration Date.”

(b)           Lessee shall pay to Lessor or an agent or any Transferee designated by Lessor in writing, in lawful money of the United States of America, (i) on each Interim Term Rent Payment Date as fixed rent for the Equipment during the Interim Term, the Interim Term Rent; (ii) if the closing date of any Rental Schedule occurs on any date prior to the first day of a month, on the Interim Term Commencement Date, the Interim Term Rent set forth in such Rental Schedule for the period prior to such date calculated at the daily rate set forth in (i) herein; and (iii) on each Basic Rent Payment Date as fixed rent for the Equipment during the Primary Term, the Basic Rent Per Month, in each case electronically by automatic debit through Automated Clearing House (ACH) payment (and Lessee hereby agrees to complete Lessor’s form of electronic funds transfer/automatic debit authorization form in connection therewith), or to such address or to such other Person as Lessor, from time to time, may designate in writing.

(c)       Lessee shall also pay to Lessor or an agent or any Transferee designated by Lessor in writing, in lawful money of the United States of America, all Supplemental Rent.  Supplemental Rent shall be paid electronically by ACH payment, or to such address or to such other Person as Lessor, from time to time, may designate in writing, when due or within 30 days following Lessor’s demand therefor if there is no due date therefor.  Lessee shall also pay to Lessor the Excess Use Fee on all overdue Rent or any other amount payable under this Lease from the due date thereof until paid. Lessee shall perform all of its obligations under this Lease at its sole cost and expense, and shall pay all Rent when due, without further notice or demand.

(d)       Except as otherwise expressly provided herein, this Lease is a net lease and Lessee acknowledges and agrees that Lessee’s obligation to pay all Rent and other sums payable hereunder, and the rights of Lessor in and to such payments, shall be absolute and unconditional and shall not be subject to any abatement, reduction, setoff, defense, counterclaim, recovery or recoupment due to or alleged to be due to, or by reason of, any past, present or future claims that Lessee may have against Lessor, any Transferee, the manufacturer or Supplier of the Equipment or any Person for any reason whatsoever.

(e)       All Rent and other amounts payable under this Lease shall be payable in all events and in the manner and at the times herein provided, without notice or demand, unless the obligation to pay the same shall be terminated pursuant to the express provisions of this Lease.  The obligation to pay Rent and all other amounts under this Lease is a full recourse obligation of Lessee.

4.             PERSONAL PROPERTY; SECURITY INTEREST AND LIENS.  Lessee covenants and agrees that:

(a)       The Equipment is, and shall at all times be and remain, personal or movable property.  If requested by Lessor, Lessee shall use good faith efforts to obtain prior to delivery of any item of Equipment or at any other time reasonably requested by Lessor, a certificate in form reasonably satisfactory to Lessor from all parties with a real property interest in the premises where the Equipment may be located waiving any claim with respect to the Equipment.

(b)       During the Term of this Lease, an interest in the Equipment shall at all times remain in Lessor.  To the extent that this Lease is deemed not to be a “true lease” under Applicable Law (including Section 1-201(37) of the UCC), Lessee hereby grants Lessor a security interest in the Equipment leased hereunder to secure the prompt payment and performance when due of all of Lessee’s obligations under this Lease.  Lessee may not dispose of any of the Equipment except to the extent expressly provided herein.

(c)       Lessee shall not directly or indirectly create, incur, assume or suffer to exist any Lien on or with respect to any of the Equipment, title thereto or any interest therein, except Permitted Liens.  Lessee shall notify Lessor immediately in writing upon receipt of notice of any Lien affecting the Equipment in whole or in part (other than a Permitted Lien), and shall, at its own cost and expense, defend Lessor’s interest therein against all Persons (other than Lessor) holding or claiming to hold such a Lien on the Equipment (other than a Permitted Lien); and any losses, expenses or costs suffered by Lessor as a result thereof shall be covered by the Lessee’s indemnity in Section 18 hereof.

(d)       Lessee shall not move any item of Equipment from the address set forth in any applicable Rental Schedule without prior written notice to Lessor.  Lessee shall not move any item of Equipment outside of the United States of America without the prior written consent of Lessor and hereby represents that since the time that Lessee took possession of the Equipment from the Supplier or manufacturers thereof, the Equipment has never been located anywhere other than the address set forth in the applicable Rental Schedule.

(e)       Lessee hereby grants to Lessor a security interest in the collateral as set forth on Exhibit 2 attached hereto (the “Collateral”), which security interest shall remain in full force and effect until all of the Lessee’s obligations under this Master Lease and all Rental Schedules are fully paid and satisfied. Lessee represents and warrants that the security interest granted herein shall be a first priority security interest in the Collateral (exclusive of Permitted Liens).  Notwithstanding anything contained in this subsection (e) to the contrary, Lessor acknowledges and agrees that Lessee currently has (i) a Credit Agreement with AmeriSourceBergen Drug Co. (“AmeriSourceBergen”; such agreement, the “AmeriSourceBergen Facility”), and Lessee’s obligation to AmeriSourceBergen under the AmericSourceBergen Facility are secured by a lien on all property and assets of Lessee and which lien is a Permitted Lien hereunder, and (ii) a formula-based monthly recurring revenue credit facility, in an amount not exceeding $7,000,000 (the “SVB Facility” each of SVB Facility and the AmeriSourceBergen Facility, a “Senior Facility” and collectively, the “Senior Facilities”), from Silicon Valley Bank (“SVB” each of SVB and AmeriSourceBergen, a “Senior Lender” and collectively, the “Senior Lender”), and Lessee’s obligations to SVB under the SVB Facility are secured by a lien on all property and assets of Lessee and which lien is a Permitted Lien hereunder.  Additionally, Lessor agrees that, within twelve (12) months following the date of this Master Lease, upon Lessor’s consent, not to be unreasonably withheld, conditioned or delayed, Lessee may enter into a term loan facility, in an amount not exceeding $2,000,000 (the “Term Facility”) with SVB, and Lessee’s obligations to SVB under the Term Facility will be secured by a lien on all property and assets of Lessee and which lien is a Permitted Lien hereunder.  Lessor acknowledges and agrees that the security interest in the Collateral granted to Lessor hereunder is subject and subordinate to the security interests of the Senior Lenders and will be subject and subordinate to the security interest of SVB with regard to the Term Facility when the same is executed. Lessor agrees to execute and deliver such agreements and documents as may be reasonably requested by Lessee from time to time which set forth the subordination described in this subsection (e) upon terms reasonably required by each of the Senior Lenders and are reasonably acceptable to Lessor (the “Subordination Agreement(s)”).  Lessee hereby irrevocably authorizes Lessor at any time and from time to time to file in any Uniform Commercial Code jurisdiction any Financing Statements and amendments thereto as Lessor deems necessary in its sole discretion in order to perfect Lessor’s security interest in the Collateral.

5.             INSTALLATION, MAINTENANCE AND REPAIR.

(a)       Maintenance.  At all times during the Term of this Lease, Lessee shall be solely responsible, at its own expense, for the delivery, installation, use, possession, operation, storage, de-installation, and drayage of the Equipment by a party reasonably acceptable to Lessor.  Additionally, Lessee agrees, at its own cost and expense, to be responsible for the performance of all repair, replacement and maintenance required in the ordinary course of Lessee’s business and operations to keep, repair, maintain and preserve the Equipment in good order and operating condition (ordinary wear and tear excepted), and in compliance with such maintenance and repair standards and procedures as are set forth in the manufacturer’s manuals pertaining to the Equipment, and as otherwise may be required to enforce warranty claims against each vendor and manufacturer of each item of Equipment, and in compliance with the maintenance and repair standards of Lessee for similar equipment and in compliance in all material respects with prudent national industry standards and with all requirements of law applicable to the maintenance and condition of the Equipment.  Lessee shall keep accurate, complete and current records of all repair, replacement and maintenance performed or provided on any item of Equipment and shall provide copies thereof to Lessor promptly upon demand.

(b)       Alterations, Modifications.  If any item of Equipment is required to be altered or modified in order to comply with Applicable Laws, Lessee is obligated to make or cause to be made such alterations or modifications.  Lessee may make any other improvement or addition to the Equipment so long as no reduction in the value of the Equipment results therefrom.  All repairs, alterations, modifications, improvements and additions to the Equipment shall immediately become part of the Equipment subject to the terms of this Lease.  Lessee shall keep accurate, complete and current records of all alterations or modifications (whether required or permitted) made with respect to the Equipment and shall provide copies thereof to Lessor promptly upon demand.

(c)           Inspection.  Lessor shall be entitled to visit the business premises of Lessee and its subsidiaries and other properties and inspect the Equipment at the location thereof during normal business hours.

6.             USE.   Lessee shall use the Equipment for business purposes only and in a careful and proper manner and shall comply with and conform to all Applicable Laws, insurance requirements and the operating and maintenance instructions of the manufacturer or Supplier thereof.

7.             QUIET ENJOYMENT.  So long as no Event of Default has occurred and is continuing hereunder and subject to Section 6 hereof, Lessor warrants peaceful and quiet use and enjoyment of the Equipment by Lessee against acts of Lessor, its agents, and anyone else acting by or on Lessor’s behalf.

8.             ACCEPTANCE, WARRANTIES, LIMITATION OF LIABILITY.

(a) EXCEPT AS SPECIFICALLY OTHERWISE PROVIDED FOR IN THIS MASTER LEASE, LESSEE HEREBY ACKNOWLEDGES AND AGREES THAT: THE EQUIPMENT, AND THE RIGHTS, TITLE AND/OR INTEREST BEING CONVEYED HEREIN WITH RESPECT THERETO, ARE BEING CONVEYED AND DELIVERED TO LESSEE “AS IS” AND “WHERE IS” WITHOUT ANY RECOURSE TO LESSOR AND LESSOR HAS NOT MADE, AND HEREBY DISCLAIMS, LIABILITY FOR, AND LESSEE HEREBY WAIVES ALL RIGHTS AGAINST LESSOR RELATING TO, ANY AND ALL WARRANTIES, GUARANTIES, REPRESENTATIONS OR OBLIGATIONS OF ANY KIND WITH RESPECT THERETO, EITHER EXPRESS OR IMPLIED OR ARISING BY APPLICABLE LAW OR OTHERWISE, INCLUDING (A) ANY EXPRESS OR IMPLIED WARRANTIES, GUARANTIES, REPRESENTATIONS OR OBLIGATIONS OF, ARISING FROM OR IN (1) MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, (2) COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE, (3) QUALITY OF WORKMANSHIP OR THE PROVISIONS OF

ANY SUPPLY CONTRACT WITH SUPPLIER OR (4) TORT OR UNDER THE UCC OR OTHER APPLICABLE LAW WITH RESPECT TO THE EQUIPMENT, INCLUDING ANY WARRANTY OF TITLE THERETO, FREEDOM FROM TRADEMARK, PATENT OR COPYRIGHT INFRINGEMENT, LATENT DEFECTS (WHETHER OR NOT DISCOVERABLE), CONDITIONS, MANUFACTURE, DESIGN, SERVICING OR COMPLIANCE WITH APPLICABLE LAW AND (B) ALL OBLIGATIONS, LIABILITY, RIGHTS AND REMEDIES, HOWSOEVER ARISING UNDER ANY APPLICABLE LAW WITH RESPECT TO THE MATTERS WAIVED AND DISCLAIMED, INCLUDING FOR LOSS OF USE, REVENUE OR PROFIT WITH RESPECT TO THE EQUIPMENT, OR ANY LIABILITY OF LESSEE OR LESSOR TO ANY THIRD PARTY, OR ANY INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES (AS SUCH TERMS ARE USED IN SECTION 2-719(3) OF THE UCC, OR OTHER APPLICABLE LAW); all such risks, as between Lessor and Lessee, are to be borne by Lessee; Lessee acknowledges and agrees that the Equipment has been selected by Lessee on the basis of its own judgment, and Lessee has not asked for, been given or relied upon the skill or opinion of, or any statements, representations, guaranties or warranties by, Lessor or its agents or representatives in relation thereto.  Lessee understands and acknowledges that Lessor is not in the business of manufacturing, assembling or supplying Equipment or otherwise in the business of being a vendor.

(b) Lessee agrees that the only representations, warranties, guaranties or indemnities made with respect to the Equipment are those made by the Supplier and/or manufacturer thereof.  Provided that no Default or Event of Default has occurred and is continuing hereunder, Lessor: (i) shall cooperate fully with Lessee with respect to the resolution of any claims by Lessee against Supplier with respect to an item of Equipment, in good faith and by appropriate proceedings at Lessee’s expense, (ii) subject to the initial proviso of this sentence, hereby assigns to Lessee, for and during the Term of this Lease, any applicable warranties, indemnities or other rights under any Supply Contracts (excluding any refunds or other similar payments reflecting a decrease in the value of any such Equipment, which amount shall be received by and paid to Lessor, and applied by Lessor to reduce Lessee’s obligations to pay Rent for such Equipment), and (iii) hereby authorizes Lessee to obtain all services, warranties or amounts from the Supplier of such Equipment to be used to repair such Equipment (and such amounts shall be used by Lessee to repair such Equipment).  Lessee understands, acknowledges and agrees that neither Supplier nor its salesmen or agents is an agent of Lessor or authorized to waive, alter or add to any provision of this Lease.

9.             REPRESENTATION AND WARRANTIES.  Lessee represents and warrants for the benefit of Lessor as of the date of acceptance of any item of Equipment for lease under this Lease:

(a)       Each Co-Lessee’s exact legal name is that indicated in the Perfection Certificate and on the cover and signature pages and in the Definitions section hereof.  Each Co-Lessee is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction indicated on the cover page hereof and is duly qualified to do business and is in good standing in that jurisdiction and in every jurisdiction where the failure to so qualify would materially and adversely affect such Co-Lessee; each Co-Lessee has adequate corporate or limited liability company power, as applicable, and authority to enter into and perform this Lease.  The cover page hereof accurately sets forth each Co-Lessee’s organizational identification number issued by the state of its incorporation or organization, as applicable, or accurately states that such Co-Lessee has no such number.

(b)       The Lease Documents have been duly authorized, executed and delivered by Lessee and constitute valid, legal and binding agreements of Lessee enforceable in accordance with their terms.

(c)       The entering into and performance of the Lease Documents by Lessee shall not violate any Applicable Law or any provision of Lessee’s charter, bylaws or operating agreement, as applicable, or result in any breach of, or constitute a default under, or result in the creation of any Lien (other than Permitted Liens) upon any assets of Lessee leased hereunder or on the Equipment or Collateral pursuant to any instrument or Applicable Law to which Lessee is a party or by which it or its assets may be bound.

(d)       There are no pending or threatened actions or proceedings to which Lessee is a party, or otherwise affecting Lessee, before any Governmental Authority, which if determined against Lessee, either individually or in the aggregate, would materially adversely affect the financial condition of Lessee, or the ability of Lessee to perform its obligations under, or comply with the terms of the Lease Documents.

(e)       Lessee is not in default under any obligation for the payment of borrowed money, for the deferred purchase price of property or for the payment of any rent under any lease agreement which, either individually or in the aggregate, would materially adversely affect the financial condition of Lessee, or the ability of Lessee to perform its obligations under, or comply with the terms of the Lease Documents.

(f)        No consent, approval or other authorization of or by any Governmental Authority is required in connection with the consummation by Lessee of the transactions contemplated by the Lease Documents.

(g)       With respect to the Equipment, under the Applicable Law of the state(s) in which such Equipment is to be located, such Equipment consists solely of personal property and not fixtures.

(h)       The financial statements of Lessee that have been provided to Lessor have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the absence of footnotes and except for year-end adjustments), and fairly present in all material respects Lessee’s financial condition and the results of its operations as of the date of and for the period covered by such statements, and since the date of such statements there has been no material adverse change in such conditions or operations.

(i)        The address of Lessee as set forth on the cover page hereof and in the Perfection Certificate is Lessee’s place of business or, if more than one, its chief executive office (which terms shall have the meanings ascribed therefor in Article 9 of the UCC).

(j)        With respect to the Equipment, no filing, recordation or registration of any document or instrument was or is necessary in order to cause Lessor to have good, valid and enforceable title and/or interest with respect thereto, except for the filing of any required Financing Statement(s) under the Uniform Commercial Code.

(k)       Lessee has obtained all Permits necessary to possess and use the Equipment in compliance with and as contemplated by this Lease.

(l)        The Collateral is located at the addresses set forth on the Perfection Certificate.

(m)      Lessee has the right in or the power to transfer the Collateral and it has good and marketable title to the Collateral, subject to no Liens except for Permitted Liens.  The security interest granted in Section 4(e) of this Master Lease constitutes a valid and enforceable first priority Lien in the Collateral subject to Permitted Liens.

(n)       No written representation, warranty or other statement of Lessee in any certificate or written statement given to Lessor taken together with all such written certificates and statements given to Lessor contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained in the certificates and statements not misleading in any material respect at the time when made.

10.          CONDITIONS PRECEDENT.

(a)       Lessor’s agreement to enter into this Master Lease shall be subject to the condition precedent that Lessor shall have received all of the following, in form and substance satisfactory to Lessor:

(i)            A certificate of each Co-Lessee’s Secretary or Assistant Secretary certifying (i) the resolutions of the board of directors or board of managers, as applicable, authorizing the execution, delivery and performance of this Master Lease, and any related documents, (ii) such Co-Lessee’s bylaws or operating agreement, as applicable, (iii) such Co-Lessee’s certificate or articles of incorporation or certificate of formation, as applicable, and (iv) the signatures of the officers or agents of such Co-Lessee authorized to execute and deliver this Master Lease and other instruments, agreements and certificates on behalf of such Co-Lessee;

(ii)           A Co-Investment Agreement;

(iii)          A Warrant agreement (the “Warrant”) issued by Lessee to Lessor to purchase up to $300,000 of Series B Convertible Preferred Stock, par value $0.0001 per share;

(iv)          An opinion of counsel;

(v)           The Perfection Certificate;

(vi)          Payment of the Facility Fee and all expenses of closing (subject to the caps described in Section 21 hereof; and

(vii)         Such other documents or items reasonably required by Lessor.

(b)           Lessor’s agreement to enter into a Rental Schedule with Lessee and to lease the Equipment thereunder, shall be subject to the condition precedent that Lessor shall have received all of the following, each in form and substance satisfactory to Lessor:

(i)            The Rental Schedule, properly executed on behalf of Lessee, and each of the schedules thereto properly completed;

(ii)           Certificates of insurance required hereunder;

(iii)          Any Financing Statement(s) required to be filed in order to create, in favor of the Lessor a first priority perfected security interest in the Collateral, subject only to the Permitted Liens, shall have been properly filed in each office in each jurisdiction required in order to create in favor of the Lessor a perfected lien on the Collateral;

(iv)          A true and correct copy of any and all purchase and sale or other agreements pursuant to which Lessee is acquiring the Equipment; and

(v)           Such other documents or items reasonably required by Lessor.

11.          COVENANTS OF LESSEE.  Lessee covenants and agrees as follows:

(a) Lessee shall furnish Lessor (as to itself and its subsidiaries) (i) within one hundred fifty (150) days after the end of each fiscal year of Lessee, a balance sheet of Lessee as at the end of such year, and the related statements of income and retained earnings and cash flows of Lessee for such fiscal year, prepared in accordance with GAAP, all in reasonable detail and audited by independent certified public accountants of recognized standing selected by Lessee; (ii) within thirty (30) days after the end of each quarter of Lessee’s fiscal year a balance sheet of Lessee as at the end of such quarter, and the related statement of income and retained earnings and cash flows of Lessee for such quarter, prepared in accordance with GAAP (subject to the absence of footnotes and year-end adjustments); (iii) as soon as available, but no later than forty-five (45) days after completion, any 409A valuation report prepared by or at the direction of Lessee, (iv) within thirty (30) days after the end of each month of Lessee’s fiscal year, monthly financial information of Lessee, consisting of a balance sheet of Lessee as at the end of such month, and the related statement of income and retained earnings and cash flows of Lessee, (v) other financial information and reports which are provided by Lessee to its board of directors, at the same time that such information is so provided to Lessee’s board of directors; (vi) Lessee’s capitalization table promptly after the end of each fiscal year of Lessee, and promptly after any New Issuance (as defined in the Co-Investment Agreement),

(vii) with regard to the each Senior Facility, copies of the borrowing base certificates and compliance certificates furnished to the Senior Lender, within thirty (30) days of the closing of each month, (viii) promptly upon receipt, statements of accounts from Lessee’s primary banking institutions and investment accounts managers; and (ix) such other financial information, operating reports and budgets as Lessor may reasonably require.  Lessee shall furnish the information described in this Section 11(a) until Lessee has paid in full all amounts due to Lessor hereunder.  Lessee may discharge its obligations under clauses (i) and (ii) of this Section 11(a) by furnishing to Lessor within ten (10) days after the date on which they are filed, all regular periodic reports, forms and other filings required to be made by Lessee and including its financial statements to any governmental agency or instrumentality under Applicable Law.

(b)       Upon Lessor’s request, Lessee shall promptly execute and deliver to Lessor consents to assignments, certificates of no default and such other documents, instruments and assurances reasonably requested by Lessor to establish and protect its rights and/or interest in the Equipment and the Collateral and to assure that the Lease Documents remain in full force and effect.

(c)       Lessee shall provide written notice to Lessor: (i) within thirty (30) days prior to any change in its name or its place of business or, if more than one, its chief executive office, or its mailing address or organizational number if it has one and, if Lessee does not have such a number and later obtains one, Lessee shall forthwith notify Lessor of such organizational identification number of Lessee; (ii) promptly upon Lessee becoming aware of the occurrence of any Default or Event of Default; (iii) promptly upon Lessee becoming aware of the commencement or overt threat of any action or proceeding against or affecting Lessee or the Collateral with an amount in controversy equal to or exceeding $1,000,000; (iv) of the commencement of proceedings under Federal bankruptcy laws, or any other insolvency laws (as now or hereafter in effect) involving Lessee or any Person (other than Lessor) holding an interest in the Equipment or Collateral or related property as the debtor; (v) promptly upon Lessee becoming aware of (1) any alleged material violation of Applicable Law by Lessee, or (2) any threatened or actual suspension, revocation or rescission of any Permit necessary for Lessee to be in compliance with the terms hereof; and (vi) promptly after any of the Equipment becomes lost, stolen, destroyed, materially damaged or worn out.

(d)       Lessee will not change its type of organization, jurisdiction of organization or other legal structure.

(e)       Lessee shall not attach or incorporate the Equipment to or in any other item of equipment or any realty in such a manner that the Equipment may be deemed to have become an accession to or a part of such other item of equipment or realty.

(f)        Lessee shall cause each principal item of the Equipment to be marked at all times, in a plain, distinct and legible manner, with the name of Lessor or its designee followed by the words “Lessor and Secured Party,” or other appropriate words designated by Lessor on labels furnished by Lessor.

(g)       Lessee will (i) refrain from withholding, from payments made by Lessee to Lessor or any Transferee under any Lease Document, any Federal income tax under any section of the Code (including, without limitation; Section 1442) provided that Lessee receives from any Transferee that is a foreign person (and from Lessor, if Lessor is a foreign person), a valid IRS Form W-8 BEN (and any successor form) or such other form or documentation as may be required to qualify payments hereunder for the “portfolio interest” exemption under Code Section 871(h) or 881(c), and (ii) timely file all required information and other returns required under Federal income tax regulations implementing and interpreting Section 871(h) and 881(c) of the Code.

(h)       Lessee shall not convey, sell, lease, transfer or otherwise dispose of (collectively, a “Transfer”) all or any part of its business or property, except for Transfers of (i) obsolete equipment; (ii) inventory in the ordinary course of business, or (iii) non-exclusive licenses and similar arrangements for the use of property of Lessee in the ordinary course of business.

(i)            If Lessee prepays all or substantially all of its Indebtedness owing to a third party, whether or not such prepayment is voluntarily or involuntarily made by Lessee before or after any default or acceleration of such obligations, Lessee shall pay, at Lessor’s option and immediately upon notice from Lessor, all or any part of Lessee’s obligations owing to Lessor hereunder.

(j)            Lessee agrees to grant Lessor the management rights described below (as to itself and its current and future direct and indirect subsidiaries) and further agrees that it (and its current and future direct and indirect subsidiaries) will give due consideration to such input as may be provided by Lessor.  In the event Lessor reasonably demonstrates such rights do not satisfy the requirement of the management rights for the purpose of qualifying Lessor’s interest in Lessee and its direct and indirect subsidiaries as a venture capital investment for the purposes of the United States Department of Labor “plan assets” regulation, 29 C.F.R. §2510.3-101, Lessee and Lessor shall reasonably cooperate in good faith to agree upon mutually satisfactory consultation rights that satisfy such regulation, including with respect to Lessee’s direct and indirect subsidiaries.  Lessor will be entitled to the following rights:  (i) to discuss, and provide advice with respect to, the business operations, properties and financial and other conditions of Lessee and its subsidiaries with their respective officers, employees and directors and the right to consult with and advise their respective senior management (the “Senior Management”) on matters materially affecting the business and affairs of Lessee and its subsidiaries; (ii) to submit business proposals or suggestions to Senior Management from time to time with the requirement that one or more members of Senior Management discuss such proposals or suggestions with Lessor within a reasonable period after such submission and the right to call a meeting with Senior Management in order to discuss such proposals or suggestions; and (iii) (a) to examine the books and records of Lessee and its subsidiaries, and (b) to request such other information at reasonable times and intervals in light of the normal business operations of Lessee and its subsidiaries concerning the general status of the business, financial condition and operations of Lessee and its subsidiaries but only to the extent such information is reasonably available to Lessee and its subsidiaries and in a format consistent with how Lessee and its subsidiaries maintain such information.

(k)       Lessee shall not create, incur, assume or be liable for any Indebtedness, other than Permitted Indebtedness.

The covenants set forth in this Section 11 shall automatically terminate, without further action by any party, immediately upon the payment in full by Lessee of all amounts due to Lessor hereunder.  Further, the security interest granted to the Lessor in the Collateral shall automatically, without further action by any party, terminate upon the payment in full by Lessee of all amounts due to Lessor hereunder.

12.          ASSIGNMENT AND TRANSFER.

(a)       WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR, LESSEE SHALL NOT ASSIGN ANY OF ITS RIGHTS NOR DELEGATE ANY OF ITS OBLIGATIONS HEREUNDER, SUBLEASE THE EQUIPMENT OR OTHERWISE PERMIT THE EQUIPMENT TO BE OPERATED OR USED BY, OR TO COME INTO OR REMAIN IN THE POSSESSION OF, ANY PERSON BUT LESSEE, provided, however, so long as no Event of Default has occurred and is continuing, Lessee may upon written consent of Lessor, which consent shall not be unreasonably withheld, assign its rights and obligations hereunder to an entity wholly owned by it; and provided, further, that each controlled on-site access medication storage cabinet that constitutes Collateral may be operated by a Program of All-Inclusive Care for the Elderly (“PACE”) or similar Managed Care site in connection with an active contract between Lessee and PACE/Managed Care Provider in accordance with the contract between Lessee and the applicable PACE/Managed Care Provider.  No assignment or sublease, whether authorized in this Section 12 or in violation of the terms hereof, shall relieve Lessee of its obligations hereunder and Lessee shall remain primarily liable hereunder.

(b)       Lessor may transfer its rights and/or interest in the Equipment and the Lease Documents to one or more Transferees as collateral security or otherwise.  Lessee hereby acknowledges and agrees that in the event Lessor or such other Transferee has transferred its interest herein (i) no Transferee(s) shall be obligated to perform any duty, covenant or condition required to be performed by Lessor under the terms of this Lease, and (ii) all notices or other communications shall be given to, and made by, Lessor or its designee.

(c)       Lessee shall maintain this Lease in registered form within the meaning of Section 881(c)(2)(B)(i) of the Code and will establish a book entry system to record the ownership and Transfers of any interests herein.  Payments under this Lease by Lessee shall only be made to the registered holder reflected in such book entry system.  Lessor shall be the initial registered holder.  Upon written notice from Lessor of a Transfer of an interest herein, Lessee shall promptly record such Transfer in its books and records, including such book entry system, including the name(s) and address(es) of the Transferee(s) and Lessee agrees to deliver all consents, certificates and other documents Lessor may reasonably request in connection with such Transfer.  Lessee acknowledges and agrees that Lessor’s obligations to any Transferee(s) may be secured by Lessor’s interest in the Lease Documents and the Equipment.

(d)       PROVIDED TRANSFEREE IS NOT IN VIOLATION OF ITS OBLIGATIONS UNDER SECTION 7 HEREOF, LESSEE HEREBY WAIVES AS AGAINST ANY SUCH TRANSFEREE(S) OF LESSOR, ITS SUCCESSORS AND ASSIGNS, ANY CLAIM OR DEFENSE THAT LESSEE MAY NOW OR HEREAFTER HAVE AS AGAINST LESSOR, WHETHER FOR BREACH OF THIS LEASE, BREACH OF WARRANTY OR OTHERWISE; PROVIDED, HOWEVER THAT ANY SUCH CLAIM OR DEFENSE IS RETAINED AS AGAINST LESSOR.

13.          INSURANCE.  At all times during the Term of this Lease, Lessee shall keep the Equipment and Collateral insured against all risks for its replacement value, and shall maintain public liability insurance against such risks and for such amounts as is customary and in accordance with industry practices, with insurer(s) of nationally-recognized standing.  All such insurance policies shall name Lessor and its successors and Transferees as loss payee and additional insured and state that such policies may not be invalidated by any act or omission of Lessee or any other person or canceled or altered without at least thirty (30) days prior written notice to Lessor or its successors and Transferees.  Lessee shall furnish Lessor with certificates or other satisfactory evidence of the maintenance of the insurance required hereunder within thirty (30) days of any material change in the information set forth in such certificate and promptly upon Lessor’s request.

14.          LOSS AND DAMAGE.  In the event of any condemnation, confiscation, theft or seizure of, or requisition of title to or use of, or loss or damage to (any such occurrence, a “Loss”), any item of Equipment or Collateral shall occur, Lessee shall give prompt written notice thereof to Lessor.  Lessee acknowledges and agrees that all insurance and other payments resulting from or becoming due in connection with a Loss are for Lessor’s account and if any such payments are received by Lessee, such payments shall be held in trust for Lessor and remitted to Lessor immediately upon receipt thereof.  In the event of a loss not constituting a Loss, subject to the requirements of any Senior Facility, any insurance and other payments resulting from or becoming due in connection with such Loss shall be held by Lessor and applied in reduction of future Basic Rent payments in the inverse order of maturity, provided however, that Lessor and Lessee may agree to use any such proceeds for the repair, restoration or replacement of the item(s) of Equipment or Collateral subject to such Loss.

15.          TAXES AND FEES.

(a) Taxes.  Lessee shall file any necessary reports and returns for, shall pay promptly when due, shall otherwise be liable to reimburse Lessor for, and agrees to indemnify and hold Lessor harmless from, any fees, taxes, assessments, charges or withholdings of any nature (together with any penalties or fines thereon) arising at any time upon or relating to the ownership, delivery, acquisition, use, operation or leasing of the Equipment or to the Lease Documents, or upon the Rent payable thereunder (“Taxes”), whether the same be assessed to Lessor (or any Transferee) or Lessee.  Promptly upon Lessor’s request, Lessee shall furnish Lessor satisfactory evidence of the filing of such reports and returns and the payment of Taxes.  If any report, return or property listing relating to any Taxes is, by Law, required to be filed by, assessed or billed to or paid by, Lessor, Lessee shall do all things required to be done by Lessor (to the extent permitted by Law) in connection therewith and is hereby authorized by Lessor to act on behalf of Lessor in all respects in relation thereto, including the contest or protest, in good faith and by appropriate proceedings, of the validity of any Taxes, or the amount thereof; provided, however, that Lessor hereby unconditionally reserves the right to revoke such authorization and such revocation shall not affect Lessee’s indemnity or other obligations under this Lease, including, without limitation, this Section 15 and Section

18 hereof.  Lessor agrees fully to cooperate with Lessee in any such contest, and Lessee agrees promptly to indemnify Lessor for all reasonable expenses incurred by Lessor in the course of such cooperation.  Taxes or claim therefor shall be paid by Lessee, subject to refund proceedings, if failure to pay would adversely affect the rights, title and/or interest of Lessor in the Equipment or otherwise hereunder.  Provided that no Default or Event of Default has occurred and is then continuing, if Lessor obtains a refund of any Taxes that have been paid (by Lessee, or by Lessor and for which Lessor has been fully reimbursed by Lessee), Lessor shall promptly pay to Lessee the amount of such refund actually received.

(b) The provisions of this Section 15 shall not apply to any Taxes that Lessee is contesting in good faith, by appropriate proceedings and as otherwise permitted pursuant to the provisions of this Lease until the conclusion of such contest; except that Lessee’s right to contest any Taxes is conditioned upon the existence of such Taxes during any such contest not causing any material danger, as determined by Lessor in its reasonable discretion, of the sale, forfeiture or loss of the Equipment.

16.          LESSEE’S FAILURE TO PAY TAXES, INSURANCE, ETC.  Should Lessee fail to make any tax, insurance or other payment or do any act required to be performed by Lessee as herein provided, except any Taxes being contested in accordance with Section 15(b) hereof, Lessor shall have the right, but not the obligation and without releasing Lessee from any obligation hereunder, to make or do the same, and to pay, purchase, contest or compromise any Taxes that in the reasonable judgment of Lessor affects the Equipment, and, in exercising any such rights, incur any liability and expend whatever amounts in its reasonable discretion Lessor may deem necessary therefor.  All sums so incurred or expended by Lessor and a reasonable fee for incurring or expending such sum (including any penalty incurred as a result of Lessee’s failure to perform such obligation or make such payment) shall be due and payable by Lessee within 30 days of Lessor’s demand therefor and shall be payable as Supplemental Rent.

17.          DEFAULT AND REMEDIES.

(a)       The occurrences of any of the following events shall constitute an Event of Default hereunder, and shall permit Lessor to exercise the remedies provided in Section 17(b) below, including the termination of Lessee’s right to possession of the Equipment and Collateral:

(i)       The non-payment when due, of any installment of Rent or any other sum required hereunder to be paid by Lessee;

(ii)      The failure by Lessee to perform any other material term, obligation, covenant or condition under any of the Lease Documents that is not cured within twenty (20) days after such failure;

(iii)     The non-payment by Lessee when due or default in the performance of any other indebtedness or obligation to Lessor or any parent, subsidiary or affiliated company of Lessor (subject to any applicable cure periods).

(iv)     The subjection of a substantial part of Lessee’s property or any part of the Equipment or Collateral to any Lien other than a Permitted Lien;

(v)      Lessee shall be in default under the terms of any contract with any Person requiring the payment of money by Lessee in an amount greater than or equal to $75,000;

(vi)     In the event that (A) Lessee shall (1) authorize or agree to the commencement of a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency, receivership or other similar Law now or hereafter in effect that authorizes the reorganization or liquidation of such party or its debt or the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, (2) make a general assignment for the benefit of its creditors, (3) fail generally or admit in writing its inability to pay its debts as they become due, (4) take any corporate action to authorize any of the foregoing or (5) have an involuntary or other proceeding commenced against it seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar Law now or hereafter in effect, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period exceeding 60 days; or (B) an order for relief pursuant to such applicable debtor/creditor law shall have been entered against Lessee;

(vii)     If any representation or warranty made by Lessee herein, or made by Lessee in any statement or certificate furnished by the Lessee in connection with the execution of this Lease or the delivery of any items of Equipment hereunder or furnished by the Lessee pursuant hereto, proves untrue in any material respect as of the date of the issuance or making thereof;

(viii)    The issuance of any writ or order of attachment or execution or other legal process against any Equipment or any Collateral which is not discharged, stayed, or satisfied within fifteen (15) days;

(ix)      The occurrence of any event or condition described in subsections (iv), (v), (vi), or (vii) hereof with respect to any other party liable, in whole or in part, for performance of any of Lessee’s obligations under this Lease; and

(x)       One or more final judgments, orders, or decrees for the payment of money in an amount, individually or in the aggregate, of at least One Hundred Fifty Thousand Dollars ($150,000) (not covered by independent third-party insurance as to which liability has been accepted by such insurance carrier) shall be rendered against Lessee and the same are not, within fifteen (15) days after the entry thereof, discharged or execution thereof stayed or bonded pending appeal, or such judgments are not discharged prior to the expiration of any such stay.

(b)       Upon the continuance of any of the above Events of Default, Lessor may declare this Lease in Default.  Such declaration shall be by written notice to Lessee and if so stated in such notice shall apply to all Equipment and Collateral subject hereto.  Lessee hereby authorizes Lessor at any time thereafter to enter with or without legal process any premises where the Equipment or Collateral may be and take possession thereof.  Lessee shall, without further demand, forthwith pay to Lessor an amount that is equal to any unpaid Rent due on or before Lessor has declared this Lease to be in Default plus, as liquidated damages for loss of a bargain and not as a penalty, an amount equal to the Stipulated Loss Value of the Equipment on the date the Lessor shall declare this Lease in Default (in each case together with any Excess Use Fee measured from the date the Lease is declared to be in Default to the date payment is received by Lessor).  After an Event of Default, to the extent requested by Lessor and subject to the requirements of any Senior Facility, Lessee shall return the Equipment and deliver the Collateral to Lessor in good repair, condition and working order, ordinary wear and tear resulting from permitted use thereof under the terms of this Lease alone excepted, to a location within the continental United States of America specified by Lessor for sale and application as described below.  Such Equipment and Collateral shall be carefully crated and shipped, freight, drayage and re-assembly costs prepaid and properly insured, by Lessee, and Lessee shall bear all risk of loss until the Equipment and Collateral are delivered to Lessor or its designee.  Lessor shall be entitled to sell the Equipment and Collateral at private or public sale within or without the United States of America, in bulk or in parcels with or without notice, without having the Equipment or Collateral present at the place of sale, with the privilege of becoming the purchaser thereof.  Lessor shall be entitled to lease, otherwise dispose of or keep idle all or any part of the Equipment or Collateral, and Lessor may use Lessee’s premises for any or all of the foregoing without liability for rent, costs, damages or otherwise.  Lessor shall also be entitled to draw on any letter of credit or take any deposit, in either case theretofore provided by Lessee to secure its obligations hereunder.  The proceeds of sale, lease or other disposition of the Equipment and Collateral, if any, or the proceeds of any letter of credit or deposit, if any, shall be applied (1) to all of Lessor’s costs, charges and expenses incurred in taking, removing, holding, repairing and selling, leasing or otherwise disposing of the Equipment and/or Collateral (including, without limitation, reasonable attorneys’ fees, costs and disbursements); then, (2) to the extent not previously paid by Lessee, to pay Lessor the Stipulated Loss Value for the Equipment as set forth above and all other sums then payable by Lessee hereunder, including any unpaid Rent; then, (3) any remaining amounts to the Lessee.  Lessee shall pay any deficiency for amounts described in clauses (1) and (2) above forthwith.  The exercise of any of the foregoing remedies by Lessor shall not constitute a termination of this Lease unless Lessor so notifies Lessee in writing.

(c)       Upon the continuance of any Event of Default, Lessor shall be entitled to (i) require the Lessee to assemble the Collateral and make it available at the principal place of business or other places of business of the Lessee to allow the Lessor to take possession or dispose of the Collateral, (ii) subrogate to all of the Lessee’s interests, rights and remedies in respect to the Collateral, including the right to stop delivery, and (upon notice from the Lessee that the account debtor has returned, rejected, revoked acceptance of or failed to return the goods or that the goods have been reconsigned or diverted) the right to take possession of and to sell or dispose of the goods, (iii) make any payments or do any acts it considers necessary or reasonable to protect its security interest in the Collateral, and/or (iv) take and maintain possession of and sell or otherwise dispose of any or all of the Collateral at public or private sale, and if notice of such sale or of other action by the Lessor is required by Applicable Law, ten (10) day notice after the date of any public sale or the date after which Lessor enters into any private sale shall constitute sufficient notice of Lessor’s disposition of the Collateral, and further provided, (A) the Lessor has no obligation to refurbish or otherwise prepare the Collateral for sale, (B) the Lessor may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral, (C) the Lessor may specifically disclaim any warranties of title or the like, and (D) in the event the Lessor sells any Collateral upon credit, the Lessee will be credited only with the principal portion of payments actually made by the purchaser, received by Lessor and applied to the purchase of the Collateral.  Lessee grants Lessor the right to enter and occupy any of its premises, without charge, to exercise any of Lessor’s rights or remedies.

(d)       Power of Attorney.  Lessee irrevocably appoints Lessor as its lawful attorney-in-fact, to be effective upon the occurrence and during the continuance of an Event of Default, to:  (i) endorse Lessee’s name on any checks or other forms of payment or security; (ii) sign Lessee’s name on any invoice or bill of lading for any account or drafts against account debtors; (iii) settle and adjust disputes and claims about the accounts directly with account debtors, for amounts and on terms Lessor determines reasonable; (iv) make, settle and adjust all claims of Lessee’s insurance policies; and (v) transfer the Collateral into the name of the Lessor or any third party as Applicable Law permits.  Lessee hereby appoints Lessor as its lawful attorney-in-fact to sign Lessee’s name on any document necessary to perfect or to continue the perfection of any security interest regardless of whether an Event of Default has occurred until all obligations under the Lease Documents have been satisfied in full.  Lessor’s foregoing appointment as Lessee’s attorney-in-fact, and all of Lessor’s rights and powers, coupled with an interest, are irrevocable until all obligations under the Lease Documents have been fully repaid and performed.

(e)       Remedies Cumulative.  No remedy referred to in this Section 17 is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Lessor at law or in equity.

(f)        Waiver of Notices.  Notice of default and presentment, demand, protest and notice of dishonor as to any provision of any of the Lease Documents or any other agreement or instrument, notice of acceptance of Lease Document, notice of Leases made, Equipment or Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description is hereby waived by the Lessee, except as may be otherwise specifically provided in this Master Lease.

18.          INDEMNITY.  Lessee agrees to indemnify, defend, and hold harmless Lessor and any Transferee and their respective officers, directors, partners, agents and employees, from and against any and all liabilities, claims, suits, actions, demands or judgments or other obligations (“Claims”) (other than such as may directly result from the gross negligence or willful misconduct of Lessor, Transferee or their respective, agents or employees), by paying (on an after-tax basis) or otherwise discharging same, when any such Claims shall become due, including, without limitation, Claims arising on account of (a) this Lease or any other Lease Documents, or (b) the Equipment, the Collateral, or any item or part thereof, including, without limitation, the selection, ordering, acquisition, delivery, installation, return, rejection, abandonment or other disposition of any item of Equipment or Collateral, the possession, maintenance, leasing, use, condition, ownership, operation or control of any item of Equipment or Collateral by whosoever owned, used or operated during the Term of this Lease or the existence of latent and other defects (whether or not discoverable or discovered by Lessor or Lessee).  Lessor shall give Lessee prompt notice of any Claim or liability hereby indemnified against and Lessee shall be entitled to control the defense thereof. Notwithstanding anything to the contrary in this Master Lease, the foregoing indemnity requirements shall survive the termination of this Master Lease and the Rental Schedules.

19.         EARLY TERMINATION.  Provided that there is no default hereunder, Lessee may terminate this Master Lease at any time upon ninety (90) days’ prior written notice to Lessor by paying to Lessor the Present Value of all amounts remaining due to Lessor under the Master Lease and all Rental Schedules hereto (the “Early Termination Amount”).

20.          CHANGE IN OWNERSHIP.  If Lessee shall (a) consolidate with or merge into any other corporation, person or entity (other than a wholly-owned subsidiary of Lessee) in which Lessee is not the surviving entity; or (b) convey, sell, transfer, lease or dispose of all or substantially all of its assets to any corporation, person or entity; or (c) engage in any other transaction or series of related transactions in which more than fifty percent (50%) of the voting power of Lessee is disposed of, or (d) close any initial public offering of Lessee’s common stock, then Lessor shall have the right but not the obligation to demand the Lessee to terminate all Rental Schedule(s) hereto by paying to Lessor the Early Termination Amount.

21.          MISCELLANEOUS.

(a)       Lessee has paid a proposal fee in the amount of Six Thousand Dollars ($6,000) which shall be applied towards Lessor’s transaction, legal and due diligence expenses, not to exceed such amount; provided, however, the foregoing expense limitation shall not include Lessor’s reasonable lien search and lien filing costs which will be paid by Lessee.  In addition, Lessee shall pay the Facility Fee at the time Lessor funds the Facility Amount (to be netted from the proceeds of the funding of the Facility Amount).

(b)       Lessor may (i) publish, for the sole purpose of its own advertising and promotion, via print and/or electronic media, Lessee’s name and logo; (ii) issue a press release announcing the lease funding; and (iii) link to Lessee’s Web site.  Lessee agrees to reasonably cooperate with Lessor in this regard.

(c)       Any notice required or permitted to be given by the provisions hereof shall be conclusively deemed to have been received by a party hereto on the day it is delivered by hand or by facsimile transmission to such party at the address as set forth on the cover page hereof (or at such other address as such party shall specify to the other party in writing), express overnight courier service, or, if sent by registered or certified mail, on the date on which mailed, addressed to such party at the address set forth above, postage prepaid.

(d)       No delay or omission to exercise any right or remedy accruing to Lessor upon any breach or default of Lessee shall impair any such right to remedy or be construed to be a waiver of any such breach or default; nor shall any waiver of any single breach or default be construed to be a waiver of any such breach or default theretofore or thereafter occurring.  Any waiver, permit, consent or approval on the part of Lessor of any breach or default under this Lease or, of any provision or condition hereof, must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Lease or by Law or otherwise afforded to Lessor, shall be cumulative and not exclusive.

(e)       Lessee agrees to reimburse Lessor on demand for any and all reasonable costs and expenses incurred by Lessor in the enforcement of the Lease Documents, including without limitation, reasonable attorneys’ fees (including, without limitation, those of in-house counsel) and costs of repossession, storage, insuring, releasing and selling of all Equipment and Collateral together with the Excess Use Fee with respect to all such amounts from Lessor’s payment thereof until its receipt of reimbursement from Lessee.

(f)        THIS MASTER LEASE MAY NOT BE TERMINATED EXCEPT AS EXPRESSLY PROVIDED HEREIN.  This Lease may be modified only by a written agreement duly signed by Persons authorized to sign agreements on behalf of Lessor and Lessee, and any variance from the terms and conditions of this Lease in any order or other notification from Lessee, written or oral, shall be of no effect.  LESSEE ACKNOWLEDGES THAT IT HAS READ THIS MASTER LEASE, UNDERSTANDS IT,

AND AGREES TO BE BOUND BY ITS TERMS AND CONDITIONS.  FURTHER, LESSEE AGREES THAT THIS MASTER LEASE IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE LEASE BETWEEN THE PARTIES, WHICH SUPERSEDES ALL PROPOSALS OR PRIOR AGREEMENTS OR UNDERSTANDINGS, ORAL OR WRITTEN, AND ALL OTHER COMMUNICATIONS BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER OF THIS MASTER LEASE.

(g)       This Lease and the covenants and agreements contained herein shall be binding upon, and inure to the benefit of, Lessor and its successors and assigns and Lessee and its successors and permitted assigns.

(h)       The headings of the sections hereof are for convenience of reference only, are not a part of this Master Lease and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

(i)        THIS MASTER LEASE AND THE TRANSACTION CONTEMPLATED HEREBY SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.  LESSOR AND LESSEE HEREBY IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE MASSACHUSETTS STATE AND FEDERAL COURTS LOCATED IN MIDDLESEX COUNTY, MASSACHUSETTS, FOR ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE OVERALL TRANSACTION EVIDENCED BY THE LEASE DOCUMENTS, LESSOR AND LESSEE HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDINGS MAY BE HEARD AND DETERMINED IN SUCH MASSACHUSETTS STATE COURTS, OR TO THE EXTENT PERMITTED BY LAW, SUCH FEDERAL COURTS.  LESSOR AND LESSEE HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT THEY MAY EFFECTIVELY DO SO, THE DEFENSE OF ANY INCONVENIENT FORUM TO THE MAINTENANCE OF ANY ACTION OR PROCEEDING, LESSOR AND LESSEE HEREBY WAIVE ANY RIGHTS EITHER OF THEM MAY HAVE TO A TRIAL BY JURY IN ACTIONS OR PROCEEDINGS BROUGHT IN RESPECT OF THE LEASE DOCUMENTS.

(j)        It is the express intent of the parties hereto not to violate any applicable usury laws or to exceed the maximum amounts permitted to be charged or collected under applicable law, and any such excess payment will be applied to payments due hereunder in the inverse order of maturity and any remaining excess shall be returned to Lessee.  Should any Section or any part of a Section within this Master Lease be rendered void, invalid or unenforceable by any court or Law for any reason, such invalidity or unenforceability shall not void or render invalid or unenforceable any other Section or part of a Section in this Master Lease.

(k)       Lessee agrees to execute such documents and take such further actions as Lessor may reasonably request in order to assure Lessor the full benefit of the rights granted Lessor hereunder.

22.          DEFINITIONS AND RULES OF CONSTRUCTION.

(a)       The following terms when capitalized as below, have the following meanings:

“Applicable Law”:  any Law that may apply to (i) Lessee or its properties and operations, (ii) the operations, modification, maintenance, ownership, leasing or use of the Equipment and Collateral, or (iii) any transaction contemplated under any Lease Document, including in each case any environmental Law, federal or state securities Law, commercial Law (pertaining to the rights and obligations of sellers, purchasers, debtors, secured parties, or to any other pertinent matter), zoning, sanitation, site or building Law, energy, occupational safety and health practices Law or the Employee Retirement Income Security Act of 1974, as amended, and any regulations promulgated thereunder.

“Basic Rent”: the rental installments due from Lessee pursuant to Section 3(b) hereof for the Primary Term in the amounts and on the dates as provided in the applicable Rental Schedule, which amount shall be equal to 3.8147% of Total Equipment Cost for the period of time from the Primary Term Commencement Date to the Primary Term Expiration Date.

“Basic Rent Payment Date”: as set forth in a Rental Schedule with respect to the items of Equipment set forth therein.

“Basic Rent Per Month”: as set forth on a Rental Schedule with respect to the items of Equipment set forth therein.

“Business Day”: any day, other than a Saturday, Sunday or legal holiday for commercial banks under the laws of the Commonwealth of Massachusetts (or such other jurisdictions in the United States as Lessor specifies to Lessee by at least thirty (30) days’ prior written notice).

“Claims”: as set forth in Section 18 of this Master Lease.

“Co-Investment Agreement”:  the Co-Investment Agreement dated as of the date hereof between Lessor and Lessee, as the same may be amended, supplemented or modified from time to time.

“Code”: the United States Internal Revenue Code of 1986, as amended.

“Collateral”: as defined in Section 4(e) of this Master Lease.

“Default”: except when inconsistent with the context of any provision hereof, an event that, but for the lapse of time or the giving of notice or both, would constitute an Event of Default.

“Dollars” or “$”: United States of America dollars.

“Equipment”: with respect to each Rental Schedule, the property described therein, which shall in any event be acceptable to Lessor, together with all appurtenances, parts, instruments, accessories and furnishings that are from time to time incorporated in the Equipment, or having been so incorporated, are later removed therefrom, unless title and/or interest thereto is expressly released by Lessor, and all replacements of, and additions, improvements and accessions to any and all of the foregoing, and all books, records, maintenance logs and general intangibles (including all patents, copyrights and trade secrets) relating thereto; and, when used in the context of Lessor’s title and/or interest in the Equipment (whether relating to the creation, grant, perfection, release, priority, enforcement or application of proceeds thereof), shall also include all other property in which Lessor is granted a security interest hereunder or under the Rental Schedule.

“Event of Default”: any event of default as specified in Section 17(a) of the Master Lease.

“Excess Use Fee”: the fee payable by Lessee for the continued use or possession of the Equipment by the Lessee, which is payable if Lessee has not paid Rent when due and which shall equal 1-1/2% per month, or the highest rate permitted by law, whichever is lower, on all overdue Rent from the due date thereof until paid.

“Facility Fee”: shall mean one percent (1.0%) of the Facility Amount.

“Federal”: the Federal government of the United States of America.

“Financing Statement”: a Uniform Commercial Code financing statement on Form UCC-1 pursuant to the UCC.

“GAAP”: United States generally accepted accounting principles, applied consistently.

“Governmental Authority”: any federal, state, provincial, county, municipal, regional or other governmental authority, agency board, body, instrumentality or court, in each case of the United States of America, Canada or some other country.

“Indebtedness”: shall mean (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds, guarantees and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, and (c) capital or operating lease obligations (except for operating lease agreements for real property).

“Intellectual Property”: shall mean any of the following, whether now owned or hereafter acquired and wherever located:

(a)           Any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, including source code and object code now or hereafter existing, created, acquired or held (collectively, the “Copyrights”);

(b)           Any and all trade secrets, know-how, and any and all intellectual property rights in computer software and computer software products, including source code and object code, in development or embodied in products, now or hereafter existing, created, acquired or held;

(c)           Any and all design rights which may be available to Lessee now or hereafter existing, created, acquired or held;

(d)           All patents, patent applications and like protections including, without limitation, improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same (collectively, the “Patents”) and all inventions and innovation, regardless of whether patentable or unpatentable;

(e)           Any trademark and service mark rights, slogans, trade dress, and tradenames, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Lessee connected with and symbolized by such trademarks (collectively, the “Trademarks”);

(f)            All mask works or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired (collectively, the “Mask Works”); and

(g)           All amendments, extensions, renewals and extensions of any of the Copyrights, Trademarks, Patents, or Mask Works.

“Interim Term”: the period from and including the Interim Term Commencement Date to but not including the Primary Term Commencement Date.

“Interim Term Commencement Date”: the date on which Lessee accepts the Equipment as set forth in a Rental Schedule.

“Interim Term Rent”: as set forth in a Rental Schedule, which amount shall be equal to interest at 11.5% per annum on the Total Equipment Cost for the period of time from and including the Interim Term Commencement Date to but excluding the Primary Term Commencement Date.

“Interim Term Rent Payment Date”: as set forth in a Rental Schedule with respect to the items of Equipment set forth therein.

“Law”: any law, rule, regulation, ordinance, order, code, common law, interpretation, judgment, directive, decree, treaty, injunction, writ, determination, Permit or similar norm or decision of any Governmental Authority.

“Lease”: this Master Lease Agreement as incorporated by reference by an applicable Rental Schedule.

“Lease Documents”: collectively, the Master Lease, the Co-Investment Agreement, the Rental Schedule(s), the Warrant and any and all instruments, documents, certificates and agreements delivered pursuant hereto.

“Lessee”:  collectively, CareKinesis, Inc., a Delaware corporation, J. A. Robertson, Inc., a California corporation, and Capstone Performance Systems, LLC a Delaware limited liability company, and their successors and permitted assigns.

“Lessor”:  Eastward Fund Management, LLC, a Delaware limited liability company, its successors and assigns.

“Lien”: any mortgage, pledge, lease, sublease, security interest, attachment, charge, encumbrance or right or claim of others whatsoever (including any conditional sale or other retention agreement).

“Master Lease”: This Master Lease Agreement.

“Perfection Certificate”:  the Perfection Certificate dated as of the date hereof delivered by Lessee to Lessor.

“Permit”: any action, approval, certificate of occupancy, consent, waiver, exemption, variance, franchise, order, permit, authorization, right or license, or other form of legally required permission, of or from a Governmental Authority.

“Permitted Indebtedness”: shall mean

(a)           Lessee’s obligations under this Master Lease;

(b)           Indebtedness in the form of purchase money financing existing on the date hereof and shown on the Perfection Certificate to (i) Boston Financial & Equity Corporation, provided that such Indebtedness does not exceed $808,100; and (ii) Liberty Bell Bank, provided that such Indebtedness does not exceed $620,000;

(c)           Indebtedness to Lessor’s affiliate Eastward Capital Partners V, L.P. pursuant to that certain Master Lease Agreement No. 531 dated as of March 23, 2012;

(d)           Indebtedness existing on the date hereof and shown on the Perfection Certificate to (i) Calvin Knowlton & Orsula Knowlton; and (ii) John Durham and Joanne Durham; provided that such Indebtedness is subordinated to Lessee’s obligations hereunder pursuant to a subordination agreement executed by each of such parties in a form reasonably acceptable to Lessor;

(e)           Indebtedness to AmeriSourceBergen pursuant to the AmeriSourceBergen Facility provided that such Indebtedness does not exceed $3,875,000 at any time;

(f)            Indebtedness to SVB pursuant to the SVB Facility provided that such Indebtedness does not exceed $7,000,000 at any time;

(g)           Indebtedness to SVB pursuant to the Term Facility provided that such Indebtedness does not exceed $2,000,000 at any time;

(h)           Other Indebtedness existing on the date hereof and shown on the Perfection Certificate;

(i)            Indebtedness subordinated to Lessee’s obligations hereunder (in the case of such indebtedness incurred after the date hereof, pursuant to a subordination agreement executed by the creditor of such subordinated indebtedness, in a form acceptable to Lessor) (“Subordinated Debt”);

(j)            Indebtedness in respect of capital lease obligations and purchase money obligations for fixed or capital assets not included in subsection (h) above, provided that the aggregate original principal amount of such Indebtedness that may be incurred by the Lessee during any calendar year is limited to $1,000,000;

(k)           Indebtedness to trade creditors in the ordinary course of business;

(l)            Indebtedness secured by Permitted Liens; and

(m)          Extensions, refinancings, modifications, and amendments and restatements of any items of Permitted Indebtedness in (a) through (k) above; provided that the principal amount of such Permitted Indebtedness is not increased from the amount existing on the date of this Master Lease, and any Lien related to such Permitted Indebtedness does not attach to any property that was not subject to a Lien in favor of the holder thereof prior to the extension, refinancing, modification or amendment and restatement, except in either case as to the Indebtedness described in (a) above.

“Permitted Lien”: (a) Lessor’s and Lessee’s respective rights, titles and/or interests in the Equipment and Collateral, (b) Liens securing Permitted Indebtedness other than Permitted Indebtedness described in clauses (d) and (k) above, (c) Liens for the benefit of mechanics, material men, laborers, employees or suppliers and similar Liens arising by operation of Law and incurred by Lessee in the ordinary course of business for sums that are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings that suspend the collection and enforcement thereof (provided that the existence of such Lien while such negotiations or proceedings are pending does not involve any substantial risk (as determined by Lessor in its discretion) of the sale, forfeiture or loss of the Equipment, any Collateral or any interest therein, and for which adequate reserves have been provided in accordance with GAAP), (d) Liens arising out of any judgments or awards against Lessee that have been adequately bonded to protect Lessor’s interest or with respect to which a stay of execution has been granted pending an appeal or a proceeding for review; and (e) Liens for taxes so long as Lessee is challenging such taxes in good faith.

“Person”: any individual, corporation, partnership, joint venture, or other legal entity or a Governmental Authority.

“Present Value”:  with respect to any prepayment of rent under this Lease, shall mean the aggregate amount obtained by discounting all remaining scheduled payments of Rent under each Rental Schedule from their respective scheduled Payment Dates to the date on which such prepayment is to be made (the “Prepayment Date”), in accordance with accepted financial practice, and at a discount rate of seven percent (7%).

“Primary Term”: as set forth in the Rental Schedule.

“Primary Term Commencement Date”: as set forth in the Rental Schedule.

“Primary Term Expiration Date”: as set forth in the Rental Schedule.

“Rent”: collectively, the Interim Term Rent, Basic Rent, and the Supplemental Rent.

“Rental Schedule”: a document in the form of Exhibit 1 hereto evidencing the agreement by Lessor and Lessee to lease the Equipment listed thereon pursuant to the Rent, terms and conditions set forth thereon and incorporating this Agreement by reference.

“Stipulated Loss Value”: the product of the Total Equipment Cost and the applicable percentage (“Stipulated Loss Factor”) set forth on the Schedule of Stipulated Loss Value attached as Exhibit 3 hereto.

“Supplemental Rent”: all amounts, liabilities and obligations (other than Basic Rent and Interim Term Rent) that Lessee assumes or agrees to pay to Lessor, including, without limitation, if applicable, Stipulated Loss Value, and payments constituting indemnities, reimbursements, expenses, Excess Use Fee and other charges payable pursuant to the terms of this Lease.

“Supplier”: the Person from whom Lessor is purchasing or has purchased the Equipment.

“Supply Contract”: any written contract from the Supplier of the Equipment or any item thereof, pursuant to which Lessor has purchased such Equipment (or item thereof) for lease to Lessee under a Rental Schedule.

“Term”: the period for which Equipment is leased under the Lease, including the Interim Term and the Primary Term.

“Total Equipment Cost”: the actual amount funded under the Facility Amount as set forth in the Rental Schedule for the Equipment subject to such Rental Schedule.

“Transfer”: any transfer or other agreement pursuant to which Lessor or Transferee has transferred or agreed to pay any Person the Rent, or a portion thereof, received from Lessee pursuant to the Lease, which obligation may be secured by Lessor’s interest in the Lease and the Equipment.

“Transferee”: any Person to whom Lessor or any subsequent transferee thereof has assigned any or all of its rights, obligation, title and/or interest under the Lease.

“Uniform Commercial Code” or “UCC”: the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts or in any other pertinent jurisdiction; and any reference to an article or section thereof shall mean the corresponding article or section (however named) of any such other applicable version of the Uniform Commercial Code.

(b)           Any defined term used in the singular preceded by “any” indicates any number of the members of the relevant class.  Any Lease Document or other agreement or instrument referred to herein means such agreement or instrument as supplemented and amended from time to time.  Any reference to Lessor or Lessee shall include their permitted successors and assigns.  Any reference to a Law or Permit shall also mean such Law or Permit as amended, superseded or replaced from time to time.  Unless otherwise expressly provided to the contrary herein, all actions that Lessee takes or is required to take under this Master Lease or any other Lease Document shall be taken at Lessee’s sole cost and expense.

23.          CO-LESSEE ASPECTS.  Each Co-Lessee shall be jointly and severally liable to Lessor for each and every representation, warranty, and covenant of Lessee or any other Co-Lessee made in or pursuant to this Master Lease.  Insofar as Lessor is concerned, the act of any Co-Lessee shall bind all other Co-Lessees, and Lessor (and Lessee’s and each Co-Lessee’s rights and duties to Lessor) shall not be affected by any notice or action to the contrary.  Lessor shall be fully protected, as to Lessee and all Co-Lessees, in dealing with any Co-Lessee.  A Co-Lessee’s obligations under this Master Lease shall not be affected by any action taken or not taken by Lessor, by any lack of prior enforcement or retention of any rights against Lessee or any other Co-Lessee, by any illegality, unenforceability, or invalidity of any other Co-Lessee’s obligations, or by any circumstance or condition, including, without limitation, (i) any termination, amendment, or modification of, or supplement to this Master Lease or any action by any other Co-Lessee with respect to the Equipment or the Collateral, (ii) any failure or delay to confirm or comply with any term of this Master Lease, (iii) any waiver, consent, extension, indulgence, compromise, settlement, release, or other action or inaction under or in respect of this Master Lease, or any exercise or non-exercise of any right, remedy, power, or privilege under or in respect of this Master Lease; (iv) any voluntary or involuntary bankruptcy, insolvency, or similar proceeding with respect to any other Co-Lessee, (v) any limitation on the liability or obligations of Lessor or any other Co-Lessee, or any discharge, termination, cancellation, frustration, invalidity or unenforceability of this Master Lease, (vi) any defect in title to or condition of the Equipment or the Collateral, (vii) any merger or consolidation of any other Co-Lessee into or with any other corporation; and (viii) any other condition or circumstance which might otherwise constitute a legal or equitable discharge, release, defense, or limitation arising out of any laws of the United States of America or any state thereof.  Each Co-Lessee agrees that Lessor shall not be required to file suit or proceed to obtain or assert against any other Co-Lessee or its assets, either before or as a condition to enforcing such first Co-Lessee’s liability under this Master Lease.  Nothing in this section shall limit any Co-Lessee’s rights against any other Co-Lessee as to contribution, reimbursement, use of the Equipment or the Collateral, or otherwise.  Lessor shall have no duty to see any allocation of use or benefits of the Equipment or Collateral, regardless of any notice or request from any Co-Lessee, all relations between or among Co-Lessees being an internal matter for them and not for Lessor.

24.          ADDITIONAL PROVISIONS.  The schedules and exhibits attached hereto and any riders signed by the parties hereto and attached hereto are hereby incorporated by reference.

This space intentionally left blank

IN WITNESS WHEREOF, Lessor and Lessee have caused this Master Lease Agreement to be duly executed, all as of the date first above written.

LESSOR:

Eastward Fund Management, LLC

By:	/s/ illegible
Authorized Person

CO-LESSEES:

CareKinesis, Inc.

By:	/s/ Brian Adams

Title:	Chief Financial Officer

J. A. Robertson, Inc.

By:	/s/ Brian Adams

Title:	Chief Financial Officer

Capstone Performance Systems, LLC

By:	/s/ Brian Adams

Title:	Chief Financial Officer

[Signature Page to Master Lease]

Exhibit 1

RENTAL SCHEDULE AND ACCEPTANCE CERTIFICATE NO. 617-01

(the “Rental Schedule”)

DATED AS OF April    , 2014 TO MASTER LEASE AGREEMENT NO. 617

DATED AS OF April     , 2014 (the “Master Lease”)

LESSOR:	Eastward Fund Management, LLC	LESSEE:	CareKinesis, Inc.
	432 Cherry Street		J.A. Robertson, Inc.
	West Newton, MA 02465		Capstone Performance Systems, LLC
100 Marter Ave., Ste. 309
Moorestown, NJ 08057

1.             LEASE TERM, PAYMENT DATES

This Rental Schedule, between Lessor and Lessee incorporates by reference the terms and conditions of the Master Lease.  Lessor hereby leases to Lessee and Lessee hereby leases from Lessor those items of Equipment described in Section 2 of this Rental Schedule for the Term and at the Basic Rent payable on the Payments Dates hereinafter set forth in Section 3 of this Rental Schedule, on the terms and conditions set forth herein and in the Master Lease.

2.             EQUIPMENT DESCRIPTION

See attached Schedule A.

The Total Equipment Cost is $3,000,000

3.             BASIC RENT

Interim Term Rent Per Month for Interim Term Months 1 through and including 12:  $28,750.00 [11.5% per annum on the Total Equipment Cost]

Basic Rent Per Month for Primary Term Months 13 through and including 42:    $114,441.27 [3.8147% of Total Equipment Cost]

The first payment of Interim Term Rent is due and payable on May 1, 2014 and is payable monthly in advance thereafter on the first Business Day of each month during the Interim Term (each, an “Interim Term Rent Payment Date”) to and including the Interim Term Rent Payment Date of April 1, 2015 [12 months].  Lessor and Lessee agree that if the closing date occurs on any day prior to the first day of a month, the Interim Term Rent that is payable on May 1, 2014 shall also include an additional Interim Term Rent payment for the period prior to such date calculated at the daily rate set forth above in the amount of $          .  The first payment of Basic Rent is due and payable on May 1, 2015 and is payable monthly in advance thereafter on the first Business Day of each month during the Primary Term (each, a “Basic Rent Payment Date”) to and including the Basic Rent Payment Date October 1, 2017 [30 months].

4.             TERM COMMENCEMENT

Interim Term:  12 months.

Primary Term: 30 months.

The Interim Term Commencement Date of this Rental Schedule is April     , 2014.  The Primary Term Commencement Date of this Rental Schedule is May1, 2015.  The Primary Term Expiration Date is October 31, 2017.

5.             ACCEPTANCE CERTIFICATE

Lessee hereby represents, warrants and certifies (a) that the Equipment described herein has been delivered to and inspected by Lessee, is in good order, repair and condition, and is of a size, design, capacity and manufacturer acceptable and satisfactory to Lessee and is unconditionally and irrevocably accepted for lease by Lessee under this Rental Schedule and the Master Lease as incorporated herein by reference, as of the Interim Term Commencement Date set forth above; and (b) the representations and warranties of Lessee set forth in the Master Lease are true and correct as of the date hereof.

6.             ENTIRE AGREEMENT, MODIFICATION AND WAIVERS, EXECUTION IN COUNTERPARTS.

Capitalized terms not defined herein shall have the meanings assigned to them in the Master Lease.  To the extent any of the terms and conditions set forth in this Rental Schedule conflict with or are inconsistent with the Master Lease, this Rental Schedule shall govern and control.  No amendment, modification or waiver of this Rental Schedule or the Master Lease will be effective unless evidenced by a writing signed by the party to be charged.  This Rental Schedule may be executed in counterparts, all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF the parties hereto have caused this Rental Schedule and Acceptance Certificate 617-01 to be executed and delivered by their duly authorized representatives as of the date first above written.

LESSOR		LESSEE

Eastward Fund Management, LLC		CareKinesis, Inc.

By:		By:

Title:	Authorized Person	Title:

J.A. Robertson, Inc.

By:

Title:

Capstone Performance Systems, LLC

By:

Title:

Exhibit 2

Collateral

For purposes of the Master Lease, “Collateral” means all of Lessee’s right, title and interest in and to and upon all Lessee’s tangible and intangible assets, now owned or hereafter acquired and wherever located, including, without limitation, all of the following property and interests in property of Lessee:

(a)           all of Lessee’s tangible personal property, including without limitation all present and future goods, inventory and equipment (including items of equipment which are or become fixtures), computer hardware and software, now owned or hereafter acquired and all of Lessee’s real property, including leasehold interests, now owned or hereafter acquired;

(b)           all of Lessee’s intangible personal property, including, without limitation, all present and future accounts, securities, contract rights, permits, general intangibles, chattel paper, investment property, documents, instruments, deposit accounts, letter-of-credit rights, rights to the payment of money or other forms of consideration of any kind, tax refunds, insurance proceeds (including, without limitation, proceeds of any life insurance policy), now owned or hereafter acquired, and all intangible and tangible personal property relating to or arising out of any of the foregoing, but in each case, including Intellectual Property (as defined below);

(c)           all of Lessee’s present and future government contracts and rights thereunder and the related government accounts and proceeds thereof, now or hereafter owned or acquired by Lessee; provided, however, that Lessor shall not have a security interest in any rights under any government contract of Lessee or in the related government account where the taking of such security interest would be a violation of an express prohibition contained in such government contract (for purposes of this limitation, the fact that a government contract is subject to, or otherwise refers to, Title 31, § 203 or Title 41, § 15 of the United States Code shall not be deemed an express prohibition against assignment thereof) or is prohibited by Applicable Law; and

(d)           any and all additions to any of the foregoing, and any and all replacements, products and proceeds

(including insurance proceeds) of any of the foregoing.

“Intellectual Property” includes:

(a)           Any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, including source code and object code, now or hereafter existing, created, acquired or held (collectively, the “Copyrights”);

(b)           Any and all trade secrets, know-how, and any and all intellectual property rights in computer software and computer software products, including source code and object code, in development or embodied in products, now or hereafter existing, created, acquired or held;

(c)           Any and all design rights which may be available to Lessee now or hereafter existing, created, acquired or held;

(d)           All patents, patent applications and like protections including, without limitation, improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same (collectively, the “Patents”), and all inventions and innovation, regardless of whether patentable or unpatentable;

(e)           Any trademark and service mark rights, slogans, trade dress, and tradenames, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of the Lessee connected with and symbolized by such trademarks (collectively, the

“Trademarks”);

(f)            All mask works or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired (collectively, the “Mask Works”);

(g)           All amendments, extensions, renewals and extensions of any of the Copyrights, Trademarks, Patents, or Mask Works; and

(h)           any and all additions to any of the foregoing, and any and all replacements, products and proceeds

(including insurance proceeds) of any of the foregoing.